Exhibit 10.28

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of February 3, 2015 (this “Amendment”), among Darby Creek LLC, a Delaware limited liability company (the “Borrower”), FS Investment Corporation II, a Maryland corporation (the “Investment Manager”), Wells Fargo Bank, National Association, as collateral agent and collateral custodian (the “Collateral Agent”), each Lender party hereto (each, a “Lender” and collectively, the “Lenders”), and Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Collateral Agent, the Lenders and the Administrative Agent are party to the Loan Financing and Servicing Agreement, dated as of February 20, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Investment Manager, the Collateral Agent, the Lenders and the Administrative Agent have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended as follows:

(a) to delete the first provision of the definition of “Eligible Collateral Obligation” and insert the following in lieu thereof:

““Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Administrative Agent and the Required Lenders (and, if there is more than one Lender on such Measurement Date, at least two Lenders) in their respective sole discretion on the applicable Approval Notice; provided, that the Borrower shall be permitted, at its sole expense and effort, to replace any Lender that has not consented to any such proposed waiver in accordance with Section 17.16(b)):”

(b) to delete clause (a) of the definition of “Excess Concentration Amount” and insert the following in lieu thereof:

“(a) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans, Unsecured Loans or Unsecured Bonds over 30% of the Excess Concentration Measure;”

(c) to insert the following new definitions in the appropriate alphabetical order:

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Fundamental Amendment”, “Maximum Portfolio Advance Rate”, or “Minimum Equity Condition”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) extend the Revolving Period or (j) modify the form or details of the Monthly Report in a manner that reduces the reporting requirements.

“Majority Lenders” means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute “Majority Lenders”.

(d) to insert the following after the first sentence of Section 14.8 of the Loan Agreement:

“In addition, prior to any assignment or participation by DBNY of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in DBNY holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Administrative Agent with the consent of the Investment Manager (such consent not to be unreasonably withheld, delayed or conditioned).”

2

(e) to delete the proviso set forth in the second sentence of Section 17.2 of the Loan Agreement and insert the following in lieu thereof:

“provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Administrative Agent, in each case without the prior written consent of the Administrative Agent, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (vi) constitute a Fundamental Amendment without the prior written consent of each Lender, (vii) waive any Facility Termination Event or Servicer Default without the prior written consent of the Majority Lenders or (viii) materially affect the rights or duties of the Investment Manager unless the Investment Manager has consented thereto.”

(f) to insert the following at the end of Annex A:

“EVERBANK COMMERCIAL FINANCE, INC.,

as an Agent and as a Committed Lender

1000 Midlantic Drive, Suite 400 E

Mount Laurel, NJ 08054

Attention: Lender Finance

Facsimile No.: 201-770-4768

Email: LFLoanAdmin@everbank.com”

(g) to insert as Annex B the Annex B attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by the Borrower, the Investment Manager, the Collateral Agent, the Lenders and the Administrative Agent.

3

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that, as of the date first written above, (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DARBY CREEK LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Amendment No. 1 to Loan Agreement]

FS INVESTMENT CORPORATION II, as Investment Manager

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Amendment No. 1 to Loan Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Director

By:	/s/ Kevin Tanzer
Name: Kevin Tanzer
Title: Managing Director

[Signature Page to Amendment No. 1 to Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Custodian

By:	/s/ Abby Schexnider
Name: Abby Schexnider
Title: Vice President

[Signature Page to Amendment No. 2 to Loan Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Director

By:	/s/ Kevin Tanzer
Name: Kevin Tanzer
Title: Managing Director

[Signature Page to Amendment No. 2 to Loan Agreement]

EVERBANK COMMERCIAL FINANCE, INC., as a Lender

By:	/s/ Chris Tucker
Name: Chris Tucker
Title: Managing Director

[Signature Page to Amendment No. 2 to Loan Agreement]